Exhibit 99.1

Arch Therapeutics Partners with Centurion Therapeutics to Expand

Access to AC5® Advanced Wound System

Strategic Alliance Positioned to Grow Sales Opportunities in Non-Government Hospital Channel

FRAMINGHAM, MA – March 14, 2022 – Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), a marketer and developer of novel self-assembling wound care and biosurgical devices, today announced it has entered into a distribution agreement with Centurion Therapeutics Inc. (“Centurion”), an exclusive strategic partner to the world’s largest tissue bank, to expand sales opportunities for AC5® Advanced Wound System.

Centurion distributes a comprehensive portfolio of aseptically processed human tissues to support surgeons in a broad array of specialties through over a hundred contracted wound care distributors nationwide. AC5® Advanced Wound System will be added to their advanced wound care product line as part of this distribution agreement.

“Centurion is a progressive and well-established leader within the hospital-based advanced wound care market. Partnering with Centurion supports our strategic plan to expand AC5® Advanced Wound System into non-government U.S.-based hospitals. The agreement complements our current focus of selling to government hospitals across the country and expands our sales footprint within key selling channels,” stated Dan Yrigoyen, Vice President of Sales for Arch Therapeutics.

Robert Goodwin, President and CEO of Centurion Therapeutics added, “Centurion’s partnership with Arch offers compelling strategic advantages and significant growth opportunities for both companies. Our network boasts a strong track-record of success, which affords us the opportunity to be very selective in choosing partners. My team and I are extremely impressed with the technology behind AC5® Advanced Wound System, and we are enthusiastic to work with Arch to help grow and drive its utilization in hospitals and operating rooms across the country.”

AC5® Advanced Wound System is indicated for the management of partial and full-thickness wounds, such as pressure sores, venous leg ulcers, diabetic foot ulcers, and surgical wounds and received marketing authorization by the US Food and Drug Administration. Early data demonstrating the effects of its proprietary self-assembling peptides in challenging wounds has been positive and presented by key opinion leaders in peer-reviewed publications and at recent wound care conferences.

“We remain committed to providing improved outcomes for patients with acute and chronic wounds, and the partnership with Centurion is an exciting and important development in support of our overall commercialization plan,” concluded Yrigoyen.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma, and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. Arch has received regulatory authorization to market AC5® Advanced Wound System and AC5 Topical Hemostat as medical devices in the United States and Europe, respectively. Arch's development stage product candidates include AC5-G, AC5-V and AC5 Surgical Hemostat, among others.1,2

About Centurion Therapeutics, Inc.

Centurion Therapeutics is an exclusive distribution partner to the largest tissue bank in the world, for their portfolio of aseptically processed placental and dermal tissues. Learn more by visiting their website at https://centuriontherapeutics.com/.

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1  AC5-G, AC5-V, and AC5 Surgical Hemostat are currently investigational devices limited by law to investigational use.

2  AC5, AC5-G, AC5-V and associated logos are trademarks and/or registered trademarks of Arch Therapeutics, Inc. and/or its subsidiaries.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our ability to recruit additional field sales representatives and their effectiveness, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to obtain the inclusion of our AC5® Advanced Wound System on targeted federal supply schedules, our ability to develop and commercialize products based on our technology platform, and market conditions, and our ability to establish additional commercialization partnerships and build a critical mass of field sales representatives. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Michael Abrams

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2333

Email: mabrams@archtherapeutics.com